Exhibit (o)

GCM Diversified Infrastructure, LLC

(A Delaware Limited Liability Company)

Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024

GCM Diversified Infrastructure, LLC

Table of Contents

September 30, 2024

Page(s)

Report of Independent Auditors

The Manager

GCM Diversified Infrastructure, LLC

Opinion

We have audited the consolidated financial statements of GCM Diversified Infrastructure, LLC (the “Company”), which comprise the consolidated statement of assets, liabilities and member’s capital, including the schedule of investments, as of September 30, 2024, and the related consolidated statements of operations, changes in member’s capital and cash flows for the period from July 1, 2024 (Commencement of Operations) to September 30, 2024, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at September 30, 2024, and the results of its operations, changes in its member’s capital and its cash flows for the period from July 1, 2024 (Commencement of Operations) to September 30, 2024 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the
●	Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

February 7, 2025

GCM Diversified Infrastructure, LLC

Consolidated Statement of Assets, Liabilities and Member's Capital September 30, 2024

(Expressed in U.S. Dollars)

USD
Assets
Investments at fair value (Adjusted cost $179,020,537)	210,575,628
Cash and cash equivalents	542,336
Due from Investments	434,908
Due from Affiliate	896,479
Deferred tax asset (Note 6)	14,634
Total assets	212,463,985

Liabilities and Member's Capital
Derivative contracts, at fair value	3,382,212
Accrued expenses	1,407,241
Deferred tax liability (Note 6)	1,260,376
Due to Investments	45,466
Total liabilities	6,095,295
Commitments (Note 12)
Member's Capital	206,368,690
Total liabilities and Member's Capital	212,463,985

See notes to consolidated financial statements.

GCM Diversified Infrastructure, LLC

Consolidated Statement of Operations

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024

(Expressed in U.S. Dollars)

USD
Net investment income/(loss)

Income
Dividend income	1,419,992
Interest income	863,520
Total income	2,283,512

Expenses
Professional fees	1,506,812
Management fees	1,286,999
Administrative and accounting fees	105,629
Interest expense	104,970
Other expenses	2,042,114
Total expenses	5,046,524
Net investment income/(loss)	(2,763,012)

Net gain/(loss) from Investments
Net realized gain/(loss) from Investments	(10,201,607)
Net realized gain/(loss) from derivative contracts	180,783
Net change in unrealized appreciation/(depreciation) from Investments	31,555,091
Net change in unrealized appreciation/(depreciation) from derivative contracts	(3,382,212)
Net gain/(loss) from Investments before taxes	18,152,055
Deferred income tax benefit/(expense) (Note 6)	(1,245,742)
Net gain/(loss) from Investments	16,906,313
Net income/(loss)	14,143,301

See notes to consolidated financial statements.

GCM Diversified Infrastructure, LLC

Consolidated Statement of Changes in Member's Capital

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024

(Expressed in U.S. Dollars)

	Member	Total
	USD	USD
Balance, July 1, 2024 (Commencement of Operations)	-	-
Contributions	192,225,389	192,225,389
Net investment income/(loss)	(2,763,012)	(2,763,012)
Net gain/(loss) from Investments	16,906,313	16,906,313
Balance, September 30, 2024	206,368,690	206,368,690

See notes to consolidated financial statements.

GCM Diversified Infrastructure, LLC

Consolidated Statement of Cash Flows

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024

(Expressed in U.S. Dollars)

USD
Increase/(decrease) in cash and cash equivalents from
Operating activities
Net income/(loss)	14,143,301

Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities
Net realized (gain)/loss from Investments	10,201,607
Net change in unrealized (appreciation)/depreciation from Investments	(31,555,091)
Net realized (gain)/loss from derivative contracts	(180,783)
Net change in unrealized (appreciation)/depreciation from derivative contracts	3,382,212
(Increase)/decrease in due from Affiliate	(896,479)
(Increase)/decrease in deferred tax asset	(14,634)
Increase/(decrease) in accrued expenses	1,407,241
Increase/(decrease) in deferred tax liability	1,260,376
Investment transactions
Contributions to Investments	(189,639,548)
Distributions from Investments	417,404
(Increase)/decrease in due from Investments	(434,908)
Increase/(decrease) in due to Investments	45,466
Payments from/(to) broker on derivative contracts	180,783
Net cash provided by/(used in) operating activities	(191,683,053)
Financing activities
Cash received from contributions	192,225,389
Net cash provided by/(used in) financing activities	192,225,389
Net increase/(decrease) in cash and cash equivalents	542,336
Cash and cash equivalents
Beginning of period	-
End of period	542,336

See notes to consolidated financial statements.

GCM Diversified Infrastructure, LLC

Consolidated Schedule of Investments

September 30, 2024

(Expressed in U.S. Dollars)

Partnership Investments	Footnotes	Geographic Region²	Fair Value¹ USD	Fair Value as a % of Member's Capital³
Avenue Golden Continuation Fund, L.P.	5	North America	3,158,001	1.5%
Barings Transportation Fund LP	5	North America	3,423,858	1.7%
ArcLight Renewable Infrastructure Fund SM SPV, L.P.	5	North America	2,009,924	1.0%
ECP Calpine Continuation Fund, LP		North America	3,777,709	1.8%
KSL Capital Partners CV I, L.P.		North America	3,823,451	1.9%
KSL Capital Partners CV II 1, L.P.		North America	3,791,671	1.8%
Stonepeak Zeno Holdings (CYM), L.P.	4	Europe	3,927,529	1.9%
WD Thunder CV, LP	5	North America	6,945,726	3.4%
Total Partnership Investments (Cost $20,398,479)			30,857,869	15.0%

See notes to consolidated financial statements.

[1]	See Note 2 to consolidated financial statements.
[2]	Represents the geographic region of the Company’s investments based on the investment mandate of each Investment.
[3]	Percentages may appear as zero due to rounding.
[4]	The Partnership Investment is denominated in EUR and was converted to USD at the exchange rate in effect as of September 30, 2024.
[5]	The Company indirectly invests in the Partnership Investment through a special purpose vehicle which was formed and managed by the Manager or an affiliate of the Manager for the purpose of making investments.

GCM Diversified Infrastructure, LLC

Consolidated Schedule of Investments September 30, 2024

(Expressed in U.S. Dollars)

Co-Investments	Underlying Investment[4]	Investment Type	Footnotes	Geographic Region[2]	Industry	Ownership	Cost[1] USD	Adjusted Cost[1] USD	Fair Value[1] USD	Fair Value as a % of Member's Capital[3]
AL GCX Co-Invest Feeder, L.P.	Gulf Coast Express Pipeline LLC	LP Interest		North America	Midstream	2.9%	3,936,053	3,936,053	4,681,945	2.3%
Alba Topco S.a r.l.	Health Transportation Group	Equity Interest	5	Europe	Social Infrastructure	2.4%	3,913,035	4,114,048	5,141,720	2.5%
BGIF IV PTI Co-Invest L.L.C.	Phoenix Tower International	LLC Interest		Central & South America	Telecom	0.7%	4,202,404	4,202,404	4,444,698	2.2%
Corsair-Vantage Airport Fund, L.P.	JFK Millennium Partners Holdings, LLC	LP Interest	7,8	North America	Transportation	0.7%	131,190	131,190	(25,438)	-%
Crown Co-Investment Fund SCSp	Crown Infra Holding S.a.r.l.	LP Interest	6	Europe	Telecom	1.8%	988,601	988,601	1,190,750	0.5%
Dalmore Infrastructure Investments 40 LP	Porterbrook Holdings I Limited	LP Interest	6	Europe	Transportation	3.6%	4,168,291	4,168,291	4,372,203	2.0%
DB Aviator Europe, LP	Vantage Data Centers, LLC	LP Interest		Europe	Telecom	0.1%	1,006,208	1,006,208	1,272,233	0.6%
DB Aviator Holdings, LLC	Vantage Data Centers, LLC	LLC Interest - Class A		North America	Telecom	0.8%	2,908,349	2,908,349	3,337,927	1.6%
DB Dino Holdings I, LP	Vantage Data Centers, LLC	LP Interest		North America	Telecom	0.7%	8,622,103	8,622,103	8,772,003	4.3%
DIV II Matrix Co-Invest II SCSp	Maincubes Holding & Service GmbH	Equity Interest	5	Europe	Telecom	2.4%	2,324,993	2,324,993	2,973,083	1.4%
Duration Ports America Capital Partners, L.P.	Ports America Group, Inc.	LP Interest		North America	Transportation	0.8%	3,175,428	3,175,428	3,573,997	1.7%
EBC WI LP	Whistler Pipeline LLC	LP Interest	7	North America	Midstream	9.5%	4,468,456	4,468,456	4,529,599	2.2%
ECP V (Bears Co-Invest), LP	Biffa limited	LP Interest		Europe	Social Infrastructure	0.3%	2,019,017	2,019,017	2,988,490	1.4%
EDGE Orbital Holdings 2 Ltd (M25 - Atkins)	Connect Plus (M25) Holdings Limited	LLC Interest	6	Europe	Transportation	1.2%	187,504	187,504	202,149	0.1%
EDGE Orbital Holdings 2 Ltd (M25 - Atkins)	Connect Plus (M25) Holdings Limited	Unsecured Loan Notes, 11.85%	6	Europe	Transportation	£102,731	350,031	350,031	377,370	0.2%
EDGE Orbital Holdings 2 Ltd (M25 - Atkins)	Connect Plus (M25) Holdings Limited	Unsecured Loan Notes, 6.5%	6	Europe	Transportation	£456,699	675,325	675,325	728,072	0.4%
EDGE Orbital Holdings Ltd. (Connect Plus (M25))	Connect Plus (M25) Holdings Limited	LLC Interest	6	Europe	Transportation	6.6%	4,667,968	4,667,968	5,032,561	2.4%
EDGE Orbital Holdings Ltd. (Connect Plus (M25))	Connect Plus (M25) Holdings Limited	Unsecured Loan Notes, 11.85%	6	Europe	Transportation	£5,215,129	7,594,146	7,594,146	8,187,287	4.0%
EDGE Orbital Holdings Ltd. (Connect Plus (M25))	Connect Plus (M25) Holdings Limited	Unsecured Loan Notes, 6.5%	6	Europe	Transportation	£9,929,320	14,458,836	14,458,836	15,588,145	7.6%
EQT Active Core Infrastructure Co-Investment (B) SCSp	Radius Global Infrastructure, Inc.	LP Interest		Europe	Telecom	1.4%	4,190,811	4,190,811	4,279,048	2.1%
Fibre Networks Holdings S.a r.l.	Open Fiber	Equity Interest	5	Europe	Telecom	0.0%	696,678	696,678	608,211	0.3%
KKR Apple Co-Invest L.P.	Atlantic Aviation Infrastructure Corporation	LP Interest		North America	Transportation	0.6%	3,154,529	3,154,529	4,309,312	2.1%
Maxima Co-Invest, L.P.	MedOne	LP Interest		Middle East & Africa	Telecom	15.0%	2,433,344	2,433,344	3,279,556	1.6%
Novacap TMT V Co-Investment (Stratus), L.P.	Stratus Networks Holdings, Inc.	LP Interest		North America	Telecom	6.4%	3,630,198	3,630,198	3,824,882	1.9%
QE Lux Holding SCS	Heelstone Renewable Energy, LLC	LP Interest - Class C		North America	Power Generation - Renewable	0.5%	1,785,120	1,785,120	1,785,692	0.9%
Rand Holdings II, LP	Rand Logistics Inc.	LP Interest		North America	Transportation	0.9%	3,822,308	3,822,308	4,579,513	2.2%
Rand Holdings II, LP	Rand Logistics Inc.	Term Loan, due 9.75% 08/10/2027		North America	Transportation	$3,351,603	356,484	356,484	356,484	0.2%
Sculptor Real Estate MWID Co-Investment Fund LP	Diamond Infrastructure, Inc.	LP Interest		North America	Telecom	1.4%	2,061,787	2,061,787	2,426,211	1.2%
Stonepeak Tiger (Co-Invest) Holdings (I-B) LP	Astound Broadband LLC	LP Interest	7	North America	Telecom	0.1%	1,717,610	1,717,610	1,733,392	0.8%
TW WTG Co-Invest LP	Cureton Midstream II LLC	LP Interest	7	North America	Midstream	3.0%	4,849,094	4,849,094	4,835,065	2.3%

See notes to consolidated financial statements.

GCM Diversified Infrastructure, LLC

Consolidated Schedule of Investments (continued)

September 30, 2024

(Expressed in U.S. Dollars)

Co-Investments	Underlying Investment[4]	Investment Type	Footnotes	Geographic Region[2]	Industry	Ownership	Cost[1] USD	Adjusted Cost[1] USD	Fair Value[1] USD	Fair Value as a % of Member's Capital[3]
University College London Hospital	N/a	Class B Ordinary Shares	6	Europe	Social Infrastructure	93	12,098,780	12,098,780	12,797,961	6.2%
University College London Hospital	N/a	Class C Ordinary Shares	6	Europe	Social Infrastructure	14	-	-	-	-%
University College London Hospital	N/a	Subordinated Unsecured Loan Notes, 10.25% due 3/31/2040	6	Europe	Social Infrastructure	£16,048,836	15,857,088	15,857,088	16,789,908	8.1%
Viridor Energy (Investments) Limited	Viridor Energy	Ordinary shares	6	Europe	Social Infrastructure	0.1%	3,291,639	3,291,639	3,930,117	1.9%
Volt Parent, LP	Calpine Corporation	LP Interest	9	North America	Power Generation - Conventional	0.2%	22,011,520	22,011,520	29,956,844	14.5%
WD Thanos Blocker Feeder LLC	Natural Gas Power Solutions, LLC	LP Interest		North America	Midstream	7.4%	4,811,634	4,811,634	4,811,634	2.3%
Zephyr IA Partners LP	Skyservice US	LP Interest		North America	Transportation	0.9%	1,854,483	1,854,483	2,045,135	1.0%
Total Co-Investments							158,421,045	158,622,058	179,717,759	87.0%
Total Investments (Adjusted Cost $179,020,537)									210,575,628	102.0%
Derivative contracts (liabilities), at fair value
Forward foreign exchange contracts									3,382,212	1.6%

See notes to consolidated financial statements.

[1]	See Note 2 to consolidated financial statements.
[2]	Represents the geographic region of the Company’s investments based on the investment mandate of each Investment.
[3]	Percentages may appear as zero due to rounding.
[4]	The Company indirectly invests in the Underlying Investment through the Investment.
[5]	The Investment is denominated in EUR and was converted to USD at the exchange rate in effect as of September 30, 2024.
[6]	The Investment is denominated in GBP and was converted to USD at the exchange rate in effect as of September 30, 2024.
[7]	The Company indirectly invests in the Partnership Investment through a special purpose vehicle which was formed and managed by the Manager or an affiliate of the Manager for the purpose of making investments.
[8]	As of September 30, 2024, the investment carries a negative fair value as the Company was allocated costs and expenses which have not yet been called.
[9]	The Company indirectly held 0.21% Partnership Interest of Calpine Corporation through Volt Parent, LP.

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024

(Expressed in U.S. Dollars)

1.	Organization of the Company

GCM Diversified Infrastructure, LLC (the “Company”) was formed pursuant to and in accordance with the Delaware Limited Liability Company Act (the “Act”) and commenced operations on July 1, 2024. The Company was formed to engage in any lawful act or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or incidental to the foregoing.

The Company’s primary objective is to facilitate its reorganization while building a portfolio of investments. Ultimately, the Company intends to merge into CION Grosvenor Infrastructure Master Fund, LLC (the “Master Fund”), a Delaware limited liability company that will be registered under the Investment Company Act as a closed-end management investment company and operated as an interval fund. The reorganization may involve one or more transactions at the discretion of the Manager, through which the Company and/or its assets will merge with or be transferred to the Master Fund. Following the reorganization, the Company is expected to dissolve or otherwise cease to exist.

The Company is the sole member of GCM Grosvenor Infrastructure Holdings, LLC (“Infrastructure Holdings”), a company formed on May 29, 2024 pursuant to and in accordance with the Act.

Pursuant to an Amended and Restated Limited Liability Company Agreement dated July 1, 2024 (the “Agreement”) the Company is the sole Foundation Member of GCM Grosvenor Customized Infrastructure Strategies III (Parallel), LLC (“CIS III Parallel”), a limited liability company formed in accordance with the Act. The purposes of CIS III Parallel are to serve as a parallel investment vehicle to GCM Grosvenor Customized Infrastructure Strategies III, L.P. (“CIS III”) for purposes of allowing the Members to participate in the Select Strategy and (a) to identify potential Investments, (b) to acquire, hold, finance, manage and dispose of Investments, (c) pending utilization or disbursement of funds, to invest such funds in accordance with the terms of the Agreement, and (d) to do everything necessary or desirable for the accomplishment of the above purposes or the furtherance of any of the powers herein set forth and to do every other act and thing incident thereto or connected therewith permitted by the Act.

The manager of the Company and Infrastructure Holdings is GCM CFIG GP, LLC, a Delaware limited liability company. CFIG Holdings, LLC is the general partner of GCM CFIG GP, LLC. Grosvenor Capital Management, L.P., a Delaware limited partnership, serves as the investment manager of CIS III Parallel (the “Manager”). The Manager is registered with the U.S. Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940. CFIG Holdings, LLC and Grosvenor Capital Management, L.P. are indirectly, wholly owned subsidiaries of Grosvenor Capital Management Holdings, LLLP (“GCM Grosvenor”) and its affiliates. On January 2, 2025, GCM Grosvenor merged two of its wholly-owned subsidiaries as part of an internal restructuring. GCM Customized Fund Investment Group, L.P. merged with and into Grosvenor Capital Management, L.P., and was renamed GCM Grosvenor L.P.

In accordance with the formation documents, the terms of the Company and Infrastructure Holdings shall continue until they are dissolved by their manager in accordance with the Act.

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024

(Expressed in U.S. Dollars)

Pursuant to the Agreement, CIS III Parallel shall dissolve on the twelfth anniversary of the Final Admission Date and may be extended by the Manager in its sole discretion for up to two additional one-year periods following the expiration of such initial term. CIS III Parallel shall be dissolved and its affairs shall be wound up upon the earliest of: (a) the expiration of the term of CIS III Parallel provided in the Agreement; provided that, notwithstanding anything to the contrary contained in the Agreement, CIS III Parallel shall not be dissolved and required to wind up and shall instead be continued effective as of such expiration if the Manager determines to revoke the dissolution of CIS III Parallel in accordance with Section 18-806 of the Act in connection with the extension of CIS III Parallel’s term pursuant to the Agreement and provides notice to the Members of such revocation and extension, including the date on which CIS III Parallel’s extended term shall expire; (b) the written election of the Manager, in its discretion, to dissolve CIS III Parallel because it has determined in good faith that (i) changes in market or economic environment or any applicable law or regulation would be materially burdensome on CIS III Parallel, including its investment program or objectives, (ii) such action is necessary or desirable in order for (A) CIS III Parallel not to be in violation of the Investment Company Act, (B) the Manager not to be in violation of the Advisers Act, or (C) CIS III Parallel, the Manager, any Member and any Portfolio Company or Portfolio Fund not to be in violation of the Investment Company Act, ERISA, Section 4975 of the Code or any applicable similar state law (after the Manager has used commercially reasonable efforts to take such steps as it has determined in its sole discretion will avoid such a violation) or for CIS III Parallel otherwise to avoid unreasonable regulatory burdens or (iii) all of the Investments have been liquidated; (c) the determination by the Manager to dissolve CIS III Parallel pursuant to the ERISA related provisions in the Agreement; (d) the entry of a decree of judicial dissolution of CIS III Parallel under Section 18-802 of the Act; or (e) any time when there are no members of CIS III Parallel.

Capitalized terms used but not defined herein shall have the meaning assigned to them in the Agreement.

2.	Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Manager has determined that the Company meets the requirements of an investment company and as a result, maintains its accounting records and has presented these consolidated financial statements in accordance with the reporting requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies.

The following is a summary of significant accounting policies consistently followed by the Company:

Consolidation

The Company’s policy is to consolidate its wholly-owned subsidiaries. The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All inter-company balances and transactions have been eliminated.

The first layer of consolidation includes the accounts of the Company and its two direct subsidiaries, CIS III Parallel and Infrastructure Holdings. CIS III Parallel may invest in underlying investments through special purpose vehicles which are established to block certain types of income for foreign and US tax-exempt investors (“tax blockers”). These tax blockers are wholly-owned subsidiaries of CIS III Parallel. The accounts of the tax blockers listed below are also included in the consolidated financial statements.

CIS III Parallel Blocker (AIR), LLC

CIS III Parallel Blocker (Golden), LLC

CIS III Parallel Blocker (SM), LLC

CIS III Parallel Blocker (Thunder), LLC

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024

(Expressed in U.S. Dollars)

CIS III Parallel Blocker (Tiger), LLC

CIS III Parallel Blocker (WP), LLC

PVM SPV Holdings VI, LLC

Hereinafter, the Company, together with its consolidated subsidiaries, including CIS III Parallel, Infrastructure Holdings, and the tax blockers, will be collectively referred to as the Company unless otherwise noted.

Use of Estimates

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates, assumptions and judgments that affect the amounts reported in the consolidated financial statements and accompanying notes. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ materially.

Investment Transactions

Investment transactions are accounted for on a trade date basis. Realized gains and losses on Co-Investments are determined on the basis of specific identification of the cost of investments sold.

The Company records a realized gain/(loss) on a Partnership Investment only to the extent that the cost of such investment has been recovered through previous distributions from the Partnership Investment.

In addition, the Company records a realized gain/(loss) for certain net outside income received from or outside expenses paid directly to the Investments.

The amounts included in Due from Investments on the Consolidated Statement of Assets, Liabilities and Member’s Capital represent proceeds receivable from certain investments and interest receivable related to the investments’ debt instruments as of September 30, 2024.

The amounts included in Due to Investments on the Consolidated Statement of Assets, Liabilities and Member’s Capital represent amounts payable related to the purchase of certain investments as of September 30, 2024.

Investment Valuations

In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, as a practical expedient, an entity holding investments in other investment companies that calculate net asset value (“NAV”) per share or its equivalent for which the fair value is not readily determinable, is permitted to measure the fair value of such investments on the basis of that NAV per share or its equivalent without adjustment.

Certain investments represent interests in non-redeemable, closed-end private investment funds that do not trade in an active market and represent illiquid long-term investments that generally require future capital contributions. Any investment in such underlying private investment funds is carried at the NAV as reported by the general partner of the respective funds as a practical expedient of fair value. In addition, the Manager takes into consideration other information as well as any specific conditions and events affecting the funds and may adjust the NAV to reflect its estimate of fair value based on these factors.

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024

(Expressed in U.S. Dollars)

Any investment for which the Manager concludes the reported NAV is not a practical expedient of fair value is valued at fair value as determined by the Manager. Fair value is based upon a number of factors, including readily available market quotes with appropriate adjustments for trading restrictions, the most recent round of financings, earnings-multiple analysis using comparable companies or discounted cash flow analysis. The fair value of publicly held securities that trade on an active exchange is determined using the closing quoted price.

Cost presented in the Consolidated Schedule of Investments reflects the amount the Company invested in each investment, less return of invested capital received by the Company plus capitalized expenses. Adjusted cost reflected in the Consolidated Schedule of Investments includes the value of dividends/interest in-kind and the accretion of original issue discounts, where applicable.

Certain investments reflected in the Consolidated Schedule of Investments may include warrants. The warrants, if any, are not accounted for as hedging instruments and are carried at fair value in the Consolidated Statement of Assets, Liabilities and Member's Capital, with any changes in fair value recognized in the Consolidated Statement of Operations.

Because of the inherent uncertainty surrounding investment valuation, the estimated fair values that have been used may differ significantly from the values that would have been received if a sale were to occur with an unrelated party in the current market, and such differences could be material to the consolidated financial statements.

Distributions Received In-Kind

Distributions received in-kind by the Company are either marketable or non-marketable securities. Marketable securities are valued at the closing price on the exchange or market on which the security is primarily traded on the valuation date. Non-marketable securities are valued at fair value as determined by the Manager. Fair value is based upon a number of factors, including readily available market quotes with appropriate adjustments for trading restrictions, the most recent round of financings, earnings-multiple analysis using comparable companies or discounted cash flow analysis. However, because of the inherent uncertainty of valuations, those estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and the differences could be material. Realized gains/(losses) on the sale of such distributions received in-kind are determined by subtracting the value of such securities from the sales price and are included in the Consolidated Statement of Operations under the caption “Net realized gain/(loss) from Investments”, if applicable. Unrealized appreciation/(depreciation) on such distributions received in-kind are included in the Consolidated Statement of Operations under the caption “Net change in unrealized appreciation/(depreciation) from Investments", if applicable.

Foreign Currency Translation

The value of investments denominated in foreign currencies is converted into U.S. Dollars at exchange rates in effect as of the period end reporting date. Contributions to and distributions from the investments and income and expense denominated in foreign currencies are converted into U.S. Dollars at the exchange rates in effect on the respective dates of such transactions. The Company does not isolate that portion of net income or loss resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in fair value of investments. Such fluctuations are included in the Consolidated Statement of Operations under the caption “Net gain/(loss) from Investments”.

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024

(Expressed in U.S. Dollars)

Income and Expense Recognition

With respect to the Company and any affiliated investment vehicles, dividend and interest income, if any, are recorded on an accrual basis. In general, dividend income is recorded on the record date except for publicly traded securities in which case the ex-dividend date is used. Paid-in-kind interest, if any, is accrued in interest income at the stated rate and reflected as a receivable up to the capitalization date. At the capitalization date, the Company capitalizes the accrued interest into the outstanding principal balance and the cost basis of the debt instrument. The Company assesses the collectability of the accrued interest based on management's judgment. Expenses, including organizational expenses, if any, are recorded on an accrual basis. Any organizational expenses are recognized in the period incurred.

Cash and Cash Equivalents

Cash consists of deposits held at major financial institutions. The Company is subject to credit risk should the financial institutions be unable to fulfill their obligations. The Company considers all short-term liquid investments of sufficient credit quality with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents consist of money market funds. These money market funds primarily invest into U.S. government treasury securities and are managed in a way to preserve a stable value of $1.00 per share; however, there is no guarantee that the value will not drop below $1.00 per share. Money market funds are recorded at fair value, which is their published NAV and considered Level 1 assets under ASC 820 fair value hierarchy. As of September 30, 2024, the Company held money market funds in the amount of $256,477.

Taxation

The Company is structured as a limited liability company and is treated as a disregarded entity for U.S. tax purposes. As a disregarded entity, it is not subject to U.S. Federal income taxes; rather, the Sole Member is liable for income taxes, if any, on the Company’s net taxable income. As such, no provision or credit has been made for U.S. Federal income tax liability in the consolidated financial statements (other than as described below). Interest, dividends, and other income realized by the Company from non-U.S. sources and capital gains realized on the sale of securities of non-U.S. issuers may be subject to withholding and other taxes levied by the jurisdiction to which the income is sourced. Any material non-U.S. tax liabilities will be recorded by the Company.

The Company is invested in several wholly-owned Delaware Blocker entities, which are treated as corporations for U.S. federal income tax purposes. U.S. corporations are subject to U.S. federal income tax on their worldwide income at a rate of 21%, and state tax rates will vary by state, if any. The Delaware Blockers file federal, state, and local tax returns as required.

With respect to the wholly-owned Blocker Entities, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequence attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statement of Operations in the period that includes the enactment date.

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024

(Expressed in U.S. Dollars)

The Manager evaluates tax positions taken or expected to be taken in the course of preparing the Company's consolidated financial statements to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions with respect to tax at the Company level not deemed to meet the “more-likely-than-not” threshold would be recorded in the current period. The Manager has concluded that there were no uncertain tax positions impacting the results of operations of the Company for the period from 1 July, 2024 (Commencement of Operations) to September 30, 2024. The Manager’s assessments regarding tax positions will be subject to review and may be adjusted at a later date based upon the issuance of relevant new guidance, including but not limited to, tax laws, regulations, and interpretations thereof. Interest and penalties, if any, assessed under the relevant tax laws are recognized as incurred and included in “Income tax expense” in the Consolidated Statement of Operations and “Tax liability” in the Consolidated Statement of Assets, Liabilities and Member’s Capital.

The Organization for Economic Co-operation and Development (“OECD”) introduced a 15% global minimum tax under the Pillar Two Global Anti-Base Erosion (“GloBE”) model rules. Several OECD member countries have enacted tax legislation based on certain elements of these rules that became effective on January 1, 2024. Other jurisdictions have announced the intent to implement these rules, but the rules remain subject to significant negotiation, potential change, and phase-in periods.

Management has concluded that the Company falls outside the scope of the Pillar Two rules but will continue to monitor potential future applicability and changes to these rules.

In the normal course of business, the Company is subject to examination by various taxing authorities. As of September 30, 2024, there are no on-going audits with taxing authorities. The following is the major tax jurisdiction for the Company and the earliest tax year subject to examination: United States – 2024.

3.	Investments

In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, the Company has categorized its financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. However, pursuant to such guidance, investments for which fair value is measured using NAV per share as a practical expedient have not been categorized within the fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. The levels of the fair value hierarchy are defined as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets that the Company has the ability to access at the measurement date. This level of the fair value hierarchy provides the most reliable evidence of fair value and is used to measure fair value whenever available.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset either directly or indirectly. These inputs include: (a) quoted prices for similar assets in active markets; (b) quoted prices for identical or similar assets in markets that are not active, that is, markets in which there are few transactions for the asset, the prices are not current, or price quotations vary substantially either over time or among market makers, or in which little information is released publicly; (c) inputs other than quoted prices that are observable for the asset; and (d) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024

(Expressed in U.S. Dollars)

Level 3: Significant inputs that are unobservable for the asset. These inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset (including assumptions about risk). These inputs are developed based on the best information available in the circumstances, which include the Company’s own data. The Company’s own data used to develop unobservable inputs is adjusted if information indicates that market participants would use different assumptions.

The Partnership Investments and certain Co-Investments represent interests in non-redeemable, closed-end private investment funds that do not trade in an active market and represent illiquid long-term investments. These Investments do not have a readily determinable fair value and are measured at fair value using the NAV of the underlying funds.

The Manager utilizes third party independent valuation consultants to periodically assess the reasonableness of estimated fair value of Investments on a rotational basis as determined by the Manager. As part of its review process, the valuation committee reviews the conclusions from the independent valuation consultants.

The Manager’s valuations for investments are reviewed by the GCM Grosvenor valuation governance process, which includes a valuation committee comprised of members of GCM Grosvenor management, investment, finance and compliance teams. Where applicable, the valuations are reviewed to determine that the reported NAVs are a practical expedient of fair value or are otherwise appropriately supported.

Co-Investments are typically valued using three different valuation techniques.

The first valuation technique is an analysis of the enterprise value (“EV”) of the portfolio company. The primary method for determining EV uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s EBITDA (net income before net interest expense, income tax expense, depreciation and amortization). EBITDA multiples are typically determined based upon review of market comparable transactions and publicly traded comparable companies, if any. The second method for determining EV uses a Discounted Cash Flow analysis (“DCF”) whereby future expected cash flows of the portfolio company are discounted to determine a present value using estimated discount rates (typically a weighted average cost of capital based on costs of debt and equity consistent with current market conditions). Significant increases or decreases of EBITDA multiples or discount rates in isolation may result in a significantly lower or higher fair value estimate.

The second valuation technique is a yield analysis, which is typically performed for debt investments in portfolio companies where the Company does not own a controlling equity position. To determine fair value using a yield analysis, a current price is imputed for the investment based upon an assessment of the expected market yield for a similarly structured investment with a similar level of risk. If a debt security’s effective yield is significantly less than the market yield for a similar debt security with a similar credit profile, then the resulting fair value of the debt security may be lower.

The third valuation technique is Venture Capital Approach, under which fair value is determined based on the transaction price of the most recent financing completed by the portfolio company, excluding transaction costs, as adjusted by the Manager using a premium or discount to reflect changes in market condition. Significant increases or decreases of the discount or premium used may result in a significantly higher or lower fair value estimate.

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024

(Expressed in U.S. Dollars)

The following table summarizes the Company’s investments, arranged by type, into the fair value hierarchy levels as of September 30, 2024:

				Measure at
				NAV using a
				Practical
	Level 1	Level 2	Level 3	Expedient[1]	Total
	USD	USD	USD	USD	USD
LLC/LP Interests	-	-	32,098,188	80,141,213	112,239,401
Common Equity/Units	-	-	25,451,092	-	25,451,092
Loan Notes/Fixed Income	-	-	42,027,266	-	42,027,266
Partnership Investments	-	-	-	30,857,869	30,857,869
Total	-	-	99,576,546	110,999,082	210,575,628

1 Partnership Investments that are measured at fair value using the NAV as a practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statement of Assets, Liabilities and Member’s Capital.

The following table summarizes changes in Level 3 investments attributable to purchases/issuances and transfers into or out of Level 3 of the fair value hierarchy of the Company for the period from July 1, 2024 (Commencement of Operations) to September 30, 2024:

	Purchases/	Transfers into	Transfers out
	Issuances	Level 3	of Level 3
	USD	USD	USD
LLC/LP Interests	29,836,712	-	-
Common Equity/Units	22,509,854	-	-
Loan Notes/Fixed Income	39,291,910	-	-
Total	91,638,476	-	-

The following table summarizes the quantitative information, valuation methodology and significant unobservable inputs used for valuing the Company’s investments categorized within Level 3 of the fair value hierarchy as of September 30, 2024:

	Fair Value
	USD	Valuation Methodology	Unobservable Inputs	Ranges
LLC/LP Interests	32,098,188	EV Discounted Cash Flow Analysis	Discount Rate	8.0% - 9.8%
		EV Market Multiples Analysis	EBITDA Multiples	10.7x - 11.5x
		EV Market Multiples Analysis	Cap Rates	5.3% - 5.5%
		Recent Transaction	Transaction Price	N/A
Common Equity/Units	25,451,092	EV Discounted Cash Flow Analysis	Discount Rate	8.0% - 17.8%
		EV Market Multiples Analysis	EBITDA Multiples	48.2x
Loan Notes/Fixed Income	42,027,266	EV Discounted Cash Flow Analysis	Discount Rate	8.0%
		EV Market Multiples Analysis	EBITDA Multiples	10.7x

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024
(Expressed in U.S. Dollars)

4.	Management Fees

For so long as GCM or an Affiliate serves as Manager of CIS III Parallel and as manager or sub-advisor of the Foundation Member, no management fee (the “Management Fee”) is payable by CIS III Parallel to the Manager hereunder, it being understood that a management fee is payable to the Manager or an Affiliate by the Foundation Member for its services to CIS III Parallel.

If the Manager of CIS III Parallel is not GCM or an Affiliate and the above provision of the Agreement does not otherwise apply, then the Manager shall be paid a Management Fee equal to the aggregate amount assessed with respect to the Members pursuant to the Agreement. The Management Fee shall accrue beginning on the applicable Management Fee Start Date and shall be payable to the Manager quarterly in advance, with the first such payment due and payable on such date on or after the Initial Closing Date as specified by the Manager in a Drawdown Notice and subsequent payments due and payable on January 1, April 1, July 1 and October 1 of each Fiscal Year. The Management Fee payable in respect of any period less than a full quarter shall be prorated on the basis of the actual number of days in such period.

The Management Fee (if applicable) shall be assessed in respect of each Member at the applicable Management Fee Rate of such Member’s pro rata share of the Actively Invested Select Capital as of the beginning of the applicable period; provided that no Management Fees shall be assessed against any Member following the final distribution of proceeds from CIS III Parallel’s last remaining Select Investment and the satisfaction of any related liabilities.

The Management Fee (if applicable) payable in respect of any quarter shall be subject to reduction, but not below zero, by one hundred percent (100%) of the Allocable Portion of any Special Income (which, for the avoidance of doubt, shall not include any Specialized Service Costs) that has been earned and not previously taken into account pursuant to the Agreement net of any unreimbursed transaction expenses. Any such reduction shall be applied to reduce (but not below zero) the amount of Management Fee assessed against each Member in respect of which the Management Fee is being assessed pro rata based on their respective Capital Commitment Percentages, Investment Percentages with respect to the Investment giving rise to the Special Income, or on such other basis as the Manager determines to be equitable. To the extent any such Special Income is not so applied, it shall be carried forward for application against future installments of the Management Fee until such Special Income is fully utilized in reducing the Management Fee.

No management fees were incurred by the Company for the period from July 1, 2024 (Commencement of Operations) to September 30, 2024. The $1,286,999 management fee reported on the Consolidated Statement of Operations represents CIS III Parallel’s pro-rata share of management fees in CIS III, related to the subsequent close that occurred on July 1, 2024.

5.	Expenses

CIS III Parallel shall be responsible for all Company Expenses of CIS III Parallel, including:

(i)              Organizational Expenses;

(ii)             the Management Fee;

(iii)           all out-of-pocket costs related to the management or administration of CIS III Parallel, including accounting, custodial, treasury management, audit, valuation, depositary, legal and consulting expenses, tax advisory and tax compliance services, travel, costs of holding any meetings of the Manager with one or more Members, costs of any liability insurance obtained with respect to any Indemnified Person, costs associated with reporting and providing information to existing and prospective Members, expenses related to the maintenance of accounts, and expenses associated with the maintenance of books and records of CIS III Parallel and the preparation and dispatch to the Members of distributions, tax and financial reports and notices delivered pursuant to the Agreement, and costs and expenses of consultants (including providers of outsourced accounting, director and fund administration services) engaged by the Manager in connection with any of the foregoing;

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024
(Expressed in U.S. Dollars)

(iv)            all registrations, fees and duties payable by CIS III Parallel, including those expenses incurred in connection with the registration, qualification or exemption of CIS III Parallel under any applicable laws and all expenses incurred in connection with any investigation or review of CIS III Parallel or any settlement entered into by CIS III Parallel;

(v)             all unreimbursed fees, costs and expenses incurred in connection with the collection of amounts due to CIS III Parallel from any Person, including all fees, costs and expenses relating to Default by Members;

(vi)            all fees, costs and expenses incurred in connection with the preparation of alterations and amendments to the Agreement or the Certificate;

(vii)           expenses relating to the Advisory Committee, including the reasonable out-of-pocket expenses incurred by members thereof, and expenses relating to any meeting of the Members;

(viii)         all fees, costs and expenses (and damages) related to regulation, litigation, disputes, government inquiries, investigations or proceedings, in each case related to CIS III Parallel or its Investments, expenses related to filings required under the Securities Exchange Act of 1934, as amended, preparation and filing of reports with the Commodities Futures Trading Commission, compliance or filings related to the European Union Alternative Investment Fund Managers Directive (including, without limitation, the fees and expenses of any third-party service provider), expenses related to complying with FATCA and similar regulations and administrative requirements in other jurisdictions, and expenses related to compliance with and filings under other applicable laws, rules and regulations;

(ix)            all liabilities for indemnity or contribution to any Person, whether payable under the Agreement or otherwise and whether payable in connection with any litigation involving CIS III Parallel or otherwise;

(x)             all expenses incurred in connection with administrative proceedings relating to the determination of Company items at CIS III Parallel level and any audit with respect to taxes;

(xi)            all expenses incurred in connection with the dissolution and winding up of CIS III Parallel;

(xii)           all expenses on account of taxes, fees or other governmental charges of CIS III Parallel, including any withholding, transfer or other taxes imposed on CIS III Parallel and not specifically chargeable to a Member;

(xiii)         all fees, costs and out-of-pocket expenses and liabilities directly related to Investments or prospective Investments (including expenses incurred in relation to Investments prior to the Foundation Member Admission Date) and Follow-on Investments, including (A) legal, accounting, consultant and other professional costs, (B) travel, accommodation, meal and entertainment costs, (C) private placement fees, syndication fees, bank charges, appraisal fees, underwriting commissions and discounts, brokerage fees, sales commissions, finder’s fees, closing and execution costs and information services, (D) investment banking, appraisal, valuation, custody and other fees, costs and expenses of third-party services, I fees, costs and expenses associated with the discovery, sourcing, identification, evaluation, negotiation, execution, acquisition, holding, development, management and monitoring of Investments or prospective Investments, (F) expenses associated with financing, refinancing, pledging, disposition or exchange of or proposed financing, refinancing, pledging, disposition or exchange of all or any portion of Investments, (G) expenses related to structuring and maintaining investment vehicles, (H) fees and expenses charged by Investments or the sponsors thereof to the extent that such fees and expenses are not treated as part of the purchase price of such Investments and (I) the costs and expenses associated with transferring Securities to the Partnership from the Main Partnership as stipulated by the Agreement;

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024
(Expressed in U.S. Dollars)

(xiv)          all fees, costs and out-of-pocket expenses relating to unconsummated investments, including the fees and out-of-pocket expenses as described in the Agreement and including amounts that would otherwise have been borne directly or indirectly by potential co-investors were such investments consummated;

(xv)           all principal, interest, fees, expenses and other amounts payable in respect of or in connection with borrowings, financings or hedging or derivative transactions contemplated by the Agreement;

(xvi)          expenses related to the registration of Securities held by CIS III Parallel under applicable securities law and regulations;

(xvii)         the costs of acquiring and maintaining insurance policies referred to in the Agreement;

(xviii)       computer software licensing, development, purchasing, programming, and operating costs;

(xix)          Specialized Service Costs; and

(xx)            reimbursement of the Manager and any Affiliate for administrative and overhead expenses related to overseeing administrative services to CIS III Parallel, including, without limitation, an allocable portion of the cost of compensation (including benefits) and related expenses of employees of the Manager and any Affiliate performing such oversight, which reimbursement may take the form of a general charge intended to cover such expenses as determined by the Manager in its reasonable discretion.

Included in “Administrative and accounting fees” in the Consolidated Statement of Operations are fees paid to third party service providers for administrative, accounting and financial reporting services for the period from July 1, 2024 (Commencement of Operations) to September 30, 2024.

To facilitate the payment of expenses, an affiliate of the Manager pays certain expenses on behalf of the Company. The Company then reimburses the affiliate of the Manager for the expenses paid on the Company’s behalf. For the period from July 1, 2024 (Commencement of Operations) to September 30, 2024, such amount paid and reimbursed was $200,742.

Included in “Other expenses” in the Consolidated Statement of Operations, $1,994,728 represents CIS III Parallel’s pro-rata share of expenses in CIS III, related to the subsequent close that occurred on July 1, 2024.

6.	Taxes

The current and deferred portions of income tax benefit/(expense) of the Company included in the Consolidated Statement of Operations for the period from July 1, 2024 (Commencement of Operations) to September 30, 2024, as determined in accordance with authoritative guidance are as follows:

	Current USD	Deferred USD	Total USD
Federal tax	-	(961,652)	(961,652)
State and local tax	-	(284,090)	(284,090)
Total	-	(1,245,742)	(1,245,742)

The tax effects of temporary differences that gave rise to the deferred tax liability relate to certain unrealized gains/(losses) allocated from the underlying wholly owned blocker corporations. To the extent a blocker corporation is generating a net unrealized loss and corresponding deferred tax asset, a valuation allowance has been established due to the uncertainty that deferred tax asset will be utilized.

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024
(Expressed in U.S. Dollars)

The net deferred tax liability on the Consolidated Statement of Assets, Liabilities and Member’s Capital as of September 30, 2024 comprised the tax effect of the following temporary difference:

Deferred Tax Asset	USD
Estimated future tax asset pertaining to unrealized losses	171,431
Valuation allowance	(171,431)
Total Deferred Tax Asset	-

Deferred Tax Liability	USD
Estimated future tax liability pertaining to unrealized gains	1,245,742
Deferred Tax Liability, net	1,245,742

7.	Distributions and Allocations of Income/(Loss)

Distributions

Pursuant to a Side Letter with the Foundation Member no Carried Interest is chargeable to the Foundation Member and, for so long as that agreement is operative, the provisions of the Agreement relating to Carried Interest shall not pertain. Accordingly, during any such period, subject to the other provisions of the Agreement, distributions of Investment Proceeds derived from any Select Investment shall be made to all Members in proportion to their Investment Percentages with respect to the Select Investment giving rise to the distribution.

If and for so long as the above provisions of the Agreement are not applicable, Investment Proceeds derived from any Select Investment shall be apportioned preliminarily among the Participating Members in proportion to their Investment Percentages with respect to the Select Investment giving rise to the distribution. Subject to the other provisions of the Agreement, the amount so apportioned to the Special Member shall be distributed to the Special Member, and the amount so apportioned to each other Participating Member shall be distributed pursuant to (b)(i), (b)(ii), (b)(iii), (b)(iv), and (b)(v) of the Agreement.

Clawback

Upon the final distribution of proceeds of CIS III Parallel’s last remaining Select Investment and the satisfaction of any related liabilities, if distributions of Carried Interest to the Special Member have been made with respect to any Member (other than a Defaulting Member) and either (a) such Member has not received distributions equal to the sum of (i) such Member’s aggregate Capital Contributions with respect to all Co-Investments and applicable Secondary Investments, (ii) such Member’s total Administrative Expense Contributions allocable to all such Co-Investments and Secondary Investments and (iii) the Preferred Return referred to in the Agreement or (b) the aggregate amount actually received by the Special Member on account of its Carried Interest with respect to such Member (including distributions under the provisions of the Agreement) exceeds the applicable carried interest rate multiplied by the excess of (i) the aggregate amount of distributions that would have been received by such Member pursuant to the Agreement if there had been no distributions to the Special Member on account of its Carried Interest with respect to such Member over (ii) the sum of (A) such Member’s aggregate Capital Contributions with respect to all Co-Investments and applicable Secondary Investments and (B) such Member’s aggregate Administrative Expense Contributions allocable to all such Co-Investments and Secondary Investments, then the Special Member will be required to restore monies to CIS III Parallel to enable CIS III Parallel to make distributions to such Member (other than a Defaulting Member) in an amount (the “Clawback Amount”) equal to the lesser of (x) the amount necessary to cause the conditions described in clauses (a) and (b) above to be inapplicable and (y) the cumulative amount actually received by the Special Member from CIS III Parallel on account of its Carried Interest with respect to such Member (including distributions under the provisions of the Agreement), net of the aggregate Income Tax Liability of the Special Member allocable to such Carried Interest with respect to such Member. Subject to the foregoing, the Special Member will not have any other financial obligation to restore losses to any Member.

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024
(Expressed in U.S. Dollars)

Allocations

The Company’s profits and losses shall be allocated 100% to the Member.

8.	Related Party Transactions

During the period, Infrastructure Holdings completed a secondary purchase of investments and derivative contracts from affiliated entities GCM Grosvenor Customized Infrastructure Strategies II, L.P. and Customized Infrastructure Strategies, L.P., for a total purchase price of $77,720,413. The transactions were executed at arm’s length and at fair value, as determined in accordance with the Company’s valuation policies and procedures.

9.	Capital Commitments, Distributions and Contributions

As of September 30, 2024, GCM Diversified Infrastructure, L.P., the Sole Member of the Company, has a Capital Commitment of $301,500,000. Since inception, the Sole Member has contributed $192,225,389 to the Company.

A summary of the Capital Commitments as of September 30, 2024 is as follows:

Aggregate Capital Commitments Called for	Member USD
Contributions	192,225,389
Uncalled Capital Commitments	109,274,611
Aggregated Capital Commitments	301,500,000
Ratio of total contributed capital to Capital Commitments	63.8%

10.	Derivative contracts

In the normal course of business, the Company may invest in derivative contracts. Investments in derivative contracts are subject to additional risks that can result in a loss of all or part of an investment. The Company’s derivative contracts are impacted primarily by the following underlying risks: credit, equity, foreign exchange, or interest rate.

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024
(Expressed in U.S. Dollars)

In addition to its primary underlying risks, the Company is also subject to additional counterparty risk should its counterparties fail to perform as specified in the terms of their non-exchange traded contracts. The risk may be mitigated by having a master netting arrangement between the Company and the counterparty and by the posting of collateral by the counterparty to the Company to cover the Company’s exposure to the counterparty. The Company considers the creditworthiness of each counterparty in evaluating counterparty risk.

Investments in derivative contracts expose the Company to off-balance sheet risk, where changes in the fair value of the financial instrument underlying the derivative contracts may exceed the amount recognized on the Consolidated Statement of Assets, Liabilities and Member’s Capital.

During the period from July 1, 2024 (Commencement of Operations) to September 30, 2024, forward contracts are the only derivative financial instrument traded directly by the Company. The Company may enter into forward contracts in order to economically hedge its exposure to changes in foreign currency rates on its foreign investments or to hedge certain purchase and sale commitments denominated in foreign currencies. A forward contract is a commitment to exchange two currencies at a future date at a negotiated rate. The fair value of forward contracts is included within derivative contracts on the Consolidated Statement of Assets, Liabilities and Member’s Capital. For the period from July 1, 2024 (Commencement of Operations) to September 30, 2024, the Company recognized “Net realized gain/(loss) from derivative contracts” and “Net change in unrealized appreciation/(depreciation) from derivative contracts” in the amount of $180,783 and ($3,382,212), respectively, within the Consolidated Statement of Operations.

The Company considers the notional amounts at September 30, 2024, categorized by primary underlying risk, to be representative of the volume of its derivative activities during the period from July 1, 2024 (Commencement of Operations) to September 30, 2024.

Investments	Notional Amount USD
Foreign exchange risk
Forward exchange contracts - Purchase U.S. dollars/sell British Pound Sterling	57,096,614
Forward exchange contracts - Purchase U.S. dollars/sell Euro	9,388,672

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024
(Expressed in U.S. Dollars)

The following table summarizes the derivative contracts, at fair value, located on the Statement of Assets, Liabilities and Member’s Capital as of September 30, 2024:

			Gross amounts offset in the Statement of Assets, Liabilities and Member's Capital
Investments	Underlying	Value Date	Gross derivative asset/(liability USD	Gross amounts offset USD	Net amounts of assets/(liabilities) USD	Cash collateral posted* USD	Net amount USD
Foreign exchange risk
Forward exchange contracts - liabilities
Goldman Sachs	GBPUSD	August 20, 2025	(790,517)	-	(790,517)	-	(790,517)
Goldman Sachs	GBPUSD	February 23, 2026	(186,152)	-	(186,152)	-	(186,152)
Macquarie Bank	GBPUSD	August 20, 2025	(913,499)	-	(913,499)	-	(913,499)
Macquarie Bank	EURUSD	August 19, 2027	(53,623)	-	(53,623)	-	(53,623)
Macquarie Bank	EURUSD	February 22, 2028	(60,317)	-	(60,317)	-	(60,317)
Macquarie Bank	GBPUSD	February 20, 2029	(28,407)	-	(28,407)	-	(28,407)
Macquarie Bank	EURUSD	February 20, 2029	(7,807)	-	(7,807)	-	(7,807)
Morgan Stanley	GBPUSD	August 20, 2025	(1,131,486)	-	(1,131,486)	-	(1,131,486)
Morgan Stanley	GBPUSD	February 22, 2027	(166,860)	-	(166,860)	-	(166,860)
Morgan Stanley	EURUSD	February 22, 2027	(43,544)	-	(43,544)	-	(43,544)

Derivative contracts, at fair value			(3,382,212)	-	(3,382,212)	-	(3,382,212)

*	The cash collateral posted may exceed the related net amounts of assets/(liabilities) by counterparty balance presented in the Statement of Assets, Liabilities and Member’s Capital. Where this is the case, the total cash collateral posted is limited to the net amounts of assets/(liabilities) by counterparty balance.

11.	Risks and Contingencies

The investments are subject to various risk factors including market risk, credit risk, interest rate risk, foreign exchange risk (where applicable), valuation risk and the risks associated with investing in private securities. The investments in private securities and partnerships are illiquid, and there can be no assurances that the Company will be able to realize the value of such investments in a timely manner. Investments in underlying funds carried at NAV as a practical expedient of fair value places reliance on the valuation performed by the manager of the respective funds. The Manager may rely on its internal valuation models to calculate the value of investments and these values may differ significantly from the eventual liquidation values. Additionally, the investments may be highly concentrated in certain industries. There are risks associated with the possible failure of the asset allocation methodology, investment strategies, or techniques used by the Manager or the general partner of underlying funds in which the Company invests. The Company and underlying fund investments may use leverage, which increases the risks of volatility and loss. Where applicable, non-U.S. Dollars denominated investments may result in foreign exchange losses caused by devaluations and exchange rate fluctuations. The currency hedging program employed by the Company, if applicable, may be unsuccessful in hedging the Company's currency exposure. In addition, the costs associated with any currency hedging may outweigh the benefits.

Economic and market conditions and factors may materially adversely affect the value of the Company's investments. In addition, consequences of political, social, economic or diplomatic changes may have disruptive effects on market prices or fair valuations of foreign investments. Technology used by the Manager may be exposed to cybersecurity risks and could be compromised by unauthorized third parties.

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024
(Expressed in U.S. Dollars)

In the normal course of business, the Company enters into agreements obligating it to indemnify certain parties against certain losses, such as losses resulting from the Company’s failure to adhere to the terms of any of the agreements and losses resulting from the Company’s breach of a representation or warranty made by it in any of the agreements. During the period from July 1, 2024 (Commencement of Operations) to September 30, 2024, no claims have been made against the Company under the indemnity provisions of these agreements. The Company cannot determine its exposure under these indemnity provisions because it cannot predict whether persons will bring indemnity claims against the Company in the future and, if they do, the amount of damages they will seek. The Manager of the Company, however, has not had prior claims or losses pursuant to these contracts and expects any risk of material loss to be remote.

12.	Investments – Sector Diversification and Capital Commitments to Investments

The Company’s investment portfolio as of September 30, 2024 was concentrated in the following sector groups and the unfunded commitments were as follows:

Sector Group/Investment Strategies	Fair Value USD	% of Member's Capital	Unfunded Commitments[1] USD
Value Add	17,974,690	8.7%	2,438,670
Opportunistic	6,945,726	3.4%	293,562
Core Plus	3,927,529	1.9%	205,464
Core	2,009,924	1.0%	98,780
Co-Investments[2]	179,717,759	87.0%	28,348,009
Total	210,575,628	102.0%	31,384,485

[1]	May include amounts reserved for future follow-on investments, where applicable.
[2]	Refer to the Consolidated Schedule of Investments for the disclosure of industry/sector group for the Co-Investments.

The Company’s Original Commitments to the investments were $211,785,339, which may include amounts reserved for future follow-on investments where applicable.

The timing of payments for the remaining unfunded commitments and distributions to be received from Investments are at the discretion of the underlying funds and therefore cannot be reasonably predicted. Generally, the remaining lives of the Partnership Investments are consistent with the remaining life of the Company.

The Partnership Investments are private equity and infrastructure investment funds that seek capital appreciation by investing in securities of various types. Redemptions are not permitted and liquidity is available to the extent of distributable realized events. As of September 30, 2024, none of the Company’s allocable interest in investments held by the Company’s Partnership Investments exceeded 5% of Member’s Capital.

GCM Diversified Infrastructure, LLC

Notes to Consolidated Financial Statements

Period from July 1, 2024 (Commencement of Operations) to September 30, 2024
(Expressed in U.S. Dollars)

13.	Financial Highlights

The following financial highlights have been calculated for the period from July 1, 2024 (Commencement of Operations) to September 30, 2024.

	Footnotes	Member's Capital[1]	Capital Commitments[2]
Ratios to Member's Capital/Capital Commitments
Operating expenses	3	2.45%	1.67%
Net investment income/(loss)	3	(1.34)%	(0.92)%

Internal Rate of Return
From inception of the Company to September 30, 2024	4	N/M

[1]	Member's Capital represents the Member's capital account at the end of the reporting period.
[2]	Capital Commitments represents the commitments of the Member at the end of the reporting period. Such Capital Commitments are reported in Note 9.
[3]	Net investment income/(loss) includes the Member's share of income less expenses, excluding the Company's proportionate share of income and expenses of the investments.
[4]	The Manager believes that due to the short duration and the limited amount of activity in the Company, the IRR since inception of the Company, net of all fees to the Manager is not meaningful. Although it is not meaningful, the IRR from July 1, 2024 (Commencement of Operations) to September 30, 2024 was 12.77%.

The IRR since inception of the Member is net of all fees and profit allocations to the Manager and Special Member, as applicable.

The IRR was computed based on the actual dates of the cash inflows (contributions), outflows (distributions), and the Member's capital at the end of the period (residual value). The IRR is not annualized.

14.	Subsequent Events

The Manager has considered the circumstances under which the Company should recognize or make disclosures regarding events or transactions occurring subsequent to the Consolidated Statement of Assets, Liabilities and Member's Capital date through February 7, 2025, which represents the date the consolidated financial statements are available to be issued.

Pursuant to its objective, the Company completed the reorganization on January 22, 2025. As part of the reorganization, the Company transferred all assets and liabilities to the Master Fund in exchange of shares in the Master Fund. Following the reorganization, the Company will be dissolved and its Sole Member holds shares directly in the Master Fund. No other subsequent events which would have a significant impact on the Company’s financial position or results of operations have been identified for disclosure during this period.